Date:__________

To:
BANK LEUMI ISRAEL LTD. (HEREINAFTER: "**THE BANK**")

Dear Sir/Madam

Re: **Letter of Undertaking**

Further to the general terms and conditions for the opening of a credit account in Foreign Currency and in Israeli Currency signed by Federman Enterprises Ltd. (hereinafter: "**The Company"**) on 28th July 2004 (hereinafter: "**The Management Conditions"**), the requests for allocation of credit which have been signed and/or will be signed in the future by the Company (hereinafter: "**The Credit Requests"**) in connection with credit that has been and/or will in future be made available to us as stated in Section 1 hereunder - we hereby certify that the said credit shall also be subject to all the terms and conditions specified hereunder which shall constitute an integral part of the Management Conditions and the Credit Requests subject to the modifications specified in this Document (the Management Conditions the Credit Requests and this Letter of Undertaking shall hereinafter together be called: "**The Credit Agreement"**).

1. The Bank shall at the Company's request make additional credit available amounting to $US30 (Thirty) million (hereinafter: "**The Additional Credit"**) and this in addition to existing credit amounting to $US60 (Sixty) million as at the date of signature of this document and which was provided to the Company for acquisition of shares in Elbit Systems Ltd. (hereinafter: "**Elbit"**) (hereinafter: "**The Previous Credit Facility"**) and totaling a credit facility of $US90 (Ninety) million (the Previous Credit Facility and the Additional Credit shall together be referred to above and hereunder as "**The Credit Facility"**). The terms and conditions of the Credit Facility shall be as specified hereunder:

    1.1 The Credit Facility shall be made available in one amount or in portions at the Company's request, for a term of up to 8.5 years from the date on which it is made available and shall bear annual interest at a rate that is 1% higher than the Libor Interest Rate (the meaning of the term "**Libor**" in this document is as such term is defined in Section 13.2 of the Management Conditions, it having been amended to the effect that instead of the number "1/8 (one eighth)" appearing in the Management Conditions the number "1/16 (one sixteenth)" shall be inserted in writing in the Management Conditions.

    1.2 The Credit Facility capital sum shall be repaid in 28 quarterly installments commencing from the expiration of 21 months from the date of placement of the Credit Facility and the interest in respect of the Credit Facility shall be paid in 34 quarterly payments commencing from the expiration of 3 (three) months from the date of placement of the Credit Facility. All the other terms and conditions of the Credit Facility shall be as specified in the Credit Agreement.

2. If the Company wishes to repay the Credit Facility or any part of it prior to the aforementioned repayment date, the Bank shall agree to this without payment of early repayment commissions, provided that the following aggregate conditions shall apply:

2.1 The Company has given notice in writing to the Bank of the repayment date and the amount that is to be repaid at least 15 business days in advance.

2.2 The repayment is made on an interest payment date as specified above in Section 1.2.

3. The following securities shall be utilized in order to assure repayment of the Credit Facility:

3.1 Charge No. 9 which was registered with the Registrar of Companies on August 17, 2004 as amended on April 18, 2005 and August 28, 2005, and Charge No. 10 which was registered with the Registrar of Companies on August 17, 2004, subject to such amendments as are made in the future, in each of the Debentures that were signed by the Company on July 28, 2004, as specified in Appendices "B1" and "B2" to this Letter of Undertaking, pursuant to which the Company mortgaged 4,655,488 shares held by it in Elbit (hereinafter: "**The Mortgages**").

The two aforementioned Debentures shall hereinafter together be called: "**The Debentures"**; the Elbit Shares that are mortgaged in favor of the Bank as specified in the Debentures shall hereinafter be called: "**The Mortgaged Shares**").

3.2 The two irrevocable Letters of Instruction signed by us on July 28, 2004, by the Bank Leumi Israel Ltd., Trust Company (hereinafter: "**The Trust Company")** and by the Bank, shall continue to remain in force subject to such amendments as are made in them in accordance with the Amendment Documents Appendices "C1" and "C2" to this Letter of Undertaking (hereinafter referred to together as: "**The Irrevocable Instructions")**.

(The Debentures and the Irrevocable Instructions are referred to together as "**The Securities").**

4. For the removal of doubt it is hereby clarified that the Securities are of a continuing nature and shall remain in force until the Bank cancels them and this immediately upon repayment of the Credit Facility. The Bank shall give notice in writing of their cancellation to the Company and to the Trust Company, as stated in Section 6 of the Debentures.

5. Whenever the Company repays the Bank at least 10% (in aggregate) of the amount of the Credit Facility specified above in Section 1 (hereinafter: "**Amount of the Required Repayment"),** the Company may contact the Bank in writing and request a release from the Mortgages of a quantity of shares the amount of which out of the Mortgaged Shares shall be identical to the amount of

the Credit Facility actually repaid in proportion to the unpaid balance of the Credit Facility, up to the date of the Company's Letter of Request as aforesaid (hereinafter: **"The Amount of the Released Shares").** The Amount of the Released Shares shall on each occasion be calculated from the total of the Mortgaged Shares that shall remain after release of the shares on the previous occasion. The Bank shall agree to such a release, and each party shall do whatever is necessary on its part in order that the said Shares shall be released from the Mortgages and shall be transferred into the Company's name.

In addition and without derogating from the foregoing the Company shall be entitled to apply to the Bank at any time and request a release of additional shares from the Mortgages and the Bank shall consider any such application and may respond to it at its discretion.

6. Section 3.9 and Section 15 shall be added to Section 3 of each of the Debentures. Section 15.4 shall be added to each of the irrevocable Letters of Instruction, to the effect that not withstanding what is stated in Section 3 of the Debenture and not withstanding what is stated in Sections 15.1 to 15.3 of the irrevocable Letters of Instruction, respectively, all such monies as are to be paid and/or are to be made available for payment in respect of the Shares and the Mortgaged rights, including dividends (hereinafter: **"The Said Monies")** shall be deposited in Account No. 862800/76 in the name of the Company which is managed in Branch 800 of the Bank, and shall be utilized by the Company for its day to day activity, this for as long as the Company meets all the conditions that have been prescribed for repayment of the Credit Facility as specified in the Credit Agreement. If the Company has not met conditions for repayment of the Credit Facility as aforesaid, and has not remedied such a breach at the expiration of 14 business days from the date of delivery of notice to the Company in writing to that effect by the Bank, the said monies shall be utilized for repayment of the Credit Facility and the provisions of Section 15.1 to 15.3 of the irrevocable Letters of Instruction shall apply. Provided that upon repayment of such part of the Credit Facility in respect of which the said monies have been utilized as aforesaid, all the provisions of this Section 6 shall apply, provided further that by such date the Bank has not exercised its right to call for the immediate repayment of the Credit Facility.

7. Commencing from the date of our letter herein and for as long as the Credit Facility has not been repaid to the Bank as well as all such amounts for which we are indebted and shall be in future be indebted to the Bank in connection therewith, we undertake that the amount of the equity capital of the Company with the addition of Owner's Loans and with the addition of long term loans from the subsidiary companies: Freiberger Compound Materials GMBH, Loreto A.G., Heris A.G., and Unico Investment Company Ltd. and the amount of the (unconsolidated) balance sheet, shall not at any time be less than 38% (Thirty Eight Percent). It is agreed that if there are any further loans from subsidiaries the Company shall be entitled to apply to the Bank requesting that such additional loans be added to the equity capital for the foregoing purpose and the Bank shall consider any such application and may respond to it at is discretion.

8. As implementation of the new instructions concerning proper accounting procedures (International Financial Reporting Standards - "IFRS") in the Company's Financial Statements is likely to lead to changes that will have an implication on the financial criterion prescribed above in Section 7 (hereinafter: **"the Criterion")**, in that event, at any time that it appears to the Bank that the changes that have occurred and/or are about to occur in the Company's Financial Statements as a result of implementation of the IFRS so require, the Bank shall give notice thereof in writing to the Company and shall coordinate the required changes in the Criterion with the Company, in order to adapt them to such changes, this being with the intention of adapting them to the original economic purpose for which such criterion was stipulated (hereinafter: **"the Amended Criterion").**

Where the Bank and the Company do not reach agreement as to the Amended Criterion, the Company may repay the Credit Facility without early repayment commission on the later of the following dates: (1) Within 60 days of the date of delivery of the Bank's aforesaid notice, or (2) The interest payment date as specified above in Section 1.2.

9. For as long as the Credit Facility has not been fully repaid the amount of the shareholders' holdings in the Company as at the date of signature of this document shall not be less than 51% of the issued and paid up capital of the Company.

10. We undertake to provide the Bank with an annual (consolidated) audited report of our Company on time as required in accordance with the Banking Control and/or Bank of Israel Regulations and/or the provisions of any law and/or competent authority. The said date shall be revised from time to time by notice of the Bank to the Company in writing, in accordance with the provisions of any law, including as shall be prescribed in Bank of Israel regulations from time to time.

11. Section 15A of the Management Conditions shall be amended to the effect that the following sentence shall be added at the end of it: "In the event of the Bank notifying the Company that it is about to act in accordance with what is stated above in Section 15 and/or 15A, the Company may repay the Credit Facility without early payment commission, on the interest payment day as stated above in Section 1.2, the first one that applies at least 10 days after the date of delivery of the Bank's notice as aforesaid".

12. Section 22 of the Management Conditions shall be amended as follows:

12.1 Section 22.1(1) - the following words shall be added at the end of it: "and such breach has not been rectified within 14 business days of receipt of written notification of the Bank in relation thereto".

12.2 Section 22.1(2) - shall be amended as follows:

12.2.1 In the first line after the words "if an attachment is imposed" the following shall be inserted, "of an amount that exceeds 30 (thirty) million US Dollars".

12.2.2 The following words shall be added at the end: "and such attachment or action by the Execution office has not been cancelled within 60 days".

12.3 Section 22.1(3) - the following words shall be added at the end: "and such proceedings have not been discontinued within 60 days of having been instituted".

12.4 Section 22.1(4) - The Section shall be amended and shall read as follows: "If the name of the customers has been struck off and/or is about to be struck off a register kept by law by the Registrar of Companies.

12.5 Section 22.1(5) - shall be deleted and the following shall be inserted in place thereof: "If the amount of the of holdings of the shareholders in the Company as they are on the date of signature of this document are less than 51% (fifty one percent) of the issued share capital of the Company and this until repayment in full of the Credit Facility".

12.6 Section 22.1(6) - shall remain unchanged.

12.7 Section 22.1(7) - shall be amended in the following manner: in the second line, after the words "*vis a vis* the Bank" the following words shall be added: "in accordance with the Credit Agreement (as such is defined in the letter of Undertaking signed on April 1, 2007 (hereinafter: "**the Credit Agreement"**) and such breach has not been rectified within 14 business days of receipt of the Bank's written demand for the same" and instead of "this document or in a request for receipt of credit…. shall be signed by the customers to the Bank" the words "in the Credit Agreement" shall be inserted.

12.8 Section 22.1(8) - shall remain unchanged.

12.9 Section 22.1 (9) - cancelled.

12.10 Section 22.1(10) - the following words shall be added at the end: "and all on condition that the customers have not rectified whatever requires to be rectified within 14 business days of receipt of the Bank's written demand to that effect".

12.11 Section 22.1(11) - the following words shall be added at the end: "and all on condition that the customers have not rectified whatever requires to be rectified within 14 business days of receipt of the Bank's written demand to that effect".

12.12 Section 22.1(12) - cancelled.

12.13 Section 22.1(13) - cancelled.

13. The rates of "late payment interest" in the Management Conditions, shall be in accordance with what is stated in the provisions of Section 1.2.2 (and all its subsections) of the Debentures.

14. Section 23 of the Management Conditions shall be deleted.

15. Section 24 of the Management Conditions shall be deleted and the following shall be inserted in its place "Interest in legal claims shall be determined in accordance with the late payment interest rate specified in Section 1.2.2 (1) (b) of the Debentures.

16. The following Section 30A shall be inserted after Section 30 of the Management Conditions: "The Bank may only exercise its rights as stated in Section 30 in the event of the Company not having complied with the terms of repayment of the Credit Facility specified in the Credit Agreement and in relation to any amount of the Credit Facility that has not been repaid as a result thereof, by giving notice to the Company of the taking of such action. Notwithstanding the foregoing it is hereby clarified that if the Bank exercises its right to call for the immediate repayment of the Credit Facility, in that event this Section 30A shall not be effective and the Bank will be entitled to exercise its rights as specified above in Section 30".

17. Notwithstanding what is stated in Section 38.2 of the Management Conditions the Bank may not transfer any rights in relation to the Credit Facility to Bank Hapoalim Ltd. (either directly or indirectly) and any other transfer shall only be made subject to at least 50.01% of the Credit facility remaining with the Bank and the Bank shall continue to act as Manager of the Credit Facility and shall as far as we are concerned represent the transferee in management of the Credit Facility as aforesaid.

18. Any transmission of information as stated in Section 28.1 of the Management Conditions shall be made subject to the signature, of whoever receives the information, of an undertaking for non-disclosure in such form as is acceptable to the Bank. For the removal of doubt it is clarified that a potential transferee as aforementioned shall not include Bank Hapoalim Ltd. (either directly or indirectly).

19. Section 28.2 of the Management Conditions - is cancelled.

20. Our undertaking dated April 15, 2002 is attached to this Letter of Undertaking **as Appendix "A",** which constitutes an integral part thereof (hereinafter: **"the Third Charge")**

    The Company has created charges over shares of Elbit in favor of the Bank (as specified in the Debentures - Charges No. 9 and 10 in the Companies Register), in favor of Koor Industries Ltd (as specified in Charge No. 11 in the Companies Register), and in favor of Bank Hapoalim Ltd., (a mortgage which as of the date of signature this document has not yet been registered at the Registrar of

Companies), and the negative statement in Section 7 of the Mortgage is corrected accordingly.

21. Our undertakings are irrevocable and cannot be cancelled and/or changed without your advance agreement in writing, as your rights are dependent upon them.

22. Irrespective of anything stated in any other document, and in addition to the commissions for the management of the account, (in regard to) management of the Credit Facility and the securities, as they are conducted at the bank from time to time, we shall pay you commissions as follows:
(Note: please check whether the words I inserted are correct to understand this section.)

22.1 A total fee in respect of all the Mortgaged Shares, to the Trustee Company, of NIS 10,000 (ten thousand) with the addition of VAT, per calendar year.

22.2 A securities custody fee to the Bank, totaling 3,000 US Dollars per annum, per calendar year.

By its signature of this document the Company gives the Bank an irrevocable instruction on the date of payment of the said fee, to charge Account No. 862800/76 maintained in its name at Branch 800, with the amount of the said commissions.

23. The provisions of this Letter of Undertaking and the other documents and appendices referred to herein, are supplementary to each other. However, in any case of conflict between any of the provisions of this Letter of Undertaking and the provisions of any other document, the provisions contained in this Letter of Undertaking shall take precedence.

24. Our obligations herein under this document shall be in force and effect at any time at which we are indebted to you for any amount on the said Credit Facility Account and/or at any time at which a Credit Facility that you have made available to us and/or shall in future make available to us, is at our disposal, irrespective of whether or not it has been utilized.

25. The Letter of Undertaking which we signed for you on July 28, 2004 and the documents amending such Letter of Undertaking, which were signed by us on July 18, 2005, December 29, 2005 and April 5, 2006, are hereby cancelled.

26. The irrevocable letter of instructions to Elbit, signed by the Company on July 28, 2004, shall be replaced in the format attached to this Letter of Undertaking **as Appendix "D",** which constitutes an integral part of it.

27. This document shall come into effect commencing from the date of its signature by us and upon its confirmation in writing by the Bank.

Yours truly,

(-)

____
FEDERMAN ENTERPRISES LTD.

By: Michael Federman Position: Chairman of the Board of Directors
By: Dov Nineveh Position: Finance Director

Lawyer's Certification
I the undersigned, Ron Genet, Advocate, of 16 Abba Hillel Silver Street, Ramat Gan, Licence No. 41573, as the Attorney of Federman Enterprises Ltd (hereinafter: **"the Company"),** hereby certify that a resolution of the Company was duly adopted in accordance with its Memorandum and Articles, to sign this Letter of Undertaking, and that the signatures of Messrs Michael Federman and Dov Nineveh, of this Letter of Undertaking duly bind the Company in all respects.

April 1, 2007 Ron Genet, Advocate
(-)
____
Date License No. 41573

____
Signature and Seal
16 Abba Hillel Street, Ramat Gan

We confirm our agreement to all the foregoing
(-)
Bank Leumi Israel Ltd.